UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

March 21, 2022

Date of Report (date of earliest event reported)

RAYONIER ADVANCED MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36285	46-4559529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Riverplace Boulevard	Jacksonville	Florida	32207
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: 904-357-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RYAM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On March 21, 2022, the Board of Directors of Rayonier Advanced Materials Inc., a Delaware corporation (the “Company”), declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock of the Company, par value $0.01 per share (“Company Common Stock”), and adopted a shareholder rights plan, as set forth in the Rights Agreement dated as of March 21, 2022 (the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as rights agent. The dividend is payable on March 31, 2022 to Company stockholders of record as of the close of business on March 31, 2022.

The Board of Directors (the “Board”) has adopted the rights plan in response to recent stock activity and the accumulation of a substantial amount of stock of the Company. In general terms, the Rights Agreement works by imposing a significant penalty upon any person or group which acquires beneficial ownership of 10% or more (or, in the case of certain passive institutional investors entitled to file statements on Schedule 13G, 20% or more) (subject to the grandfathering provisions discussed below) of the Company Common Stock without the approval of the Board. The Rights Agreement should not interfere with any merger or other business combination approved by the Board.

A summary of the terms of the Rights Agreement follows. All capitalized terms used but not defined herein have the meanings assigned to them in the Rights Agreement.

General.

The Rights. The Rights will initially trade with, and will be inseparable from, shares of the Company Common Stock. The Rights are evidenced only by certificates (or, in the case of uncertificated shares, by notations in the book entry account system) that represent shares of the Company Common Stock. New Rights will accompany any new shares of Company Common Stock issued after March 31, 2022 until the Distribution Date (as defined below) or the earlier expiration, exchange or redemption of the Rights.

Exercise Price. Each Right will allow its holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (a “Preferred Share”) for $35.00 (the “Exercise Price”), once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of Company Common Stock.

Exercisability. The Rights will not be exercisable until 10 days after the public announcement or public disclosure that a person or group has become an “Acquiring Person” (as defined in the Rights Agreement) by obtaining beneficial ownership of 10% or more of the outstanding Company Common Stock (including certain derivative positions), subject to certain exceptions. In the case of certain passive institutional investors entitled to file statements on Schedule 13G, the rights will be exercisable only if such persons acquire beneficial ownership of 20% or more of the outstanding Company Common Stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights. If a stockholder’s beneficial ownership as of the time of this announcement is at or above 10% (or at or above 20% in the case of certain passive institutional investors entitled to file statements on Schedule 13G), that shareholder’s existing ownership percentage is grandfathered, but the Rights would become exercisable if at any time after this announcement, the shareholder increases its ownership percentage by 0.001% or more. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

The date when the Rights become exercisable is the “Distribution Date.” Until that date, the Company Common Stock certificates, or, in the case of uncertificated shares, notations in the book-entry account system, will also evidence the Rights, and any transfer of shares of Company Common Stock will constitute a transfer of Rights. After the Distribution Date, the Rights will separate from the Company Common Stock and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of Company Common Stock. Any Rights held by an Acquiring Person are null and void and may not be exercised.

Beneficial Ownership. Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of the underlying Company Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934 — are treated as beneficial ownership of the number of shares of Company Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the Company Common Stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the rights plan are excepted from such imputed beneficial ownership. Shares held by Affiliates and Associates of an Acquiring Person, and Notional Common Shares held by counterparties to a Derivatives Contract with an Acquiring Person (including Derivatives Contracts with counterparties to those counterparties), will be deemed to be beneficially owned by the Acquiring Person (in each case as such capitalized terms are defined in the Rights Agreement).

Expiration. The Rights have a 364-day term and will expire on March 20, 2023, though the Board intends to consider whether to terminate the rights plan earlier if circumstances warrant.

Redemption. The Board of Directors may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted if there is a stock split of Company Common Stock or stock dividends of Company Common Stock.

Anti-Dilution Provisions. The Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or Company Common Stock.

Amendments. The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

Consequences of a Person or Group Becoming an Acquiring Person.

•

Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for the Exercise Price, purchase shares of Company Common Stock (or substantially equivalent security) with a market value of twice the Exercise Price, based on the market price of Company Common Stock prior to such acquisition.

•

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding shares of Company Common Stock, the Board may extinguish the Rights by exchanging one share of Company Common Stock (or substantially equivalent security) for each Right, other than Rights held by the Acquiring Person.

•

Flip Over. If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for the Exercise Price, purchase shares of the acquiring corporation with a market value of twice the Exercise Price, based on the market price of the acquiring corporation’s stock prior to such transaction.

Preferred Share Provisions.

Each one one-hundredth of a Preferred Share, if issued:

•	will not be redeemable;

•	will entitle its holder to quarterly dividend payments of $0.01 per share, or an amount equal to the dividend paid on one share of Company Common Stock, whichever is greater;

•	will entitle its holder upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of Company Common Stock, whichever is greater;

•	will have the same voting power as one share of Company Common Stock; and

•

if shares of Company Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of Company Common Stock.

The value of one one-hundredth interest in a Preferred Share should approximate the value of one share of Company Common Stock.

The summary of the Rights Agreement set forth under this Item 3.03 is qualified in its entirety by reference to the complete terms and conditions of the Rights Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Rights Agreement is available free of charge from the Company upon request.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the Board of Directors approved the Certificate of Designations establishing the Preferred Shares and the rights, preferences and privileges thereof. The Certificate of Designations was filed with the Secretary of State of the State of Delaware on March 21, 2022. The Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 8.01.	Other Events.

On March 21, 2022, the Company announced the declaration of the dividend of Rights and issued a press release relating to such events, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock.

4.1	Rights Agreement, dated as of March 21, 2022, between Rayonier Advanced Materials Inc. and Computershare Trust Company, N.A., which includes the form of Certificate of Designations as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Press Release, dated as of March 21, 2022.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2022	RAYONIER ADVANCED MATERIALS INC.

	By:	/s/ Richard Colby Slaughter
Richard Colby Slaughter
Vice President, General Counsel and Corporate Secretary